EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-00572 on Form N-1A of our report dated October 19, 2022, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2022

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

October 19, 2022	Eaton Vance Georgia Municipal Income Fund
October 19, 2022	Eaton Vance Maryland Municipal Income Fund
October 19, 2022	Eaton Vance Missouri Municipal Income Fund
October 19, 2022	Eaton Vance North Carolina Municipal Income Fund
October 19, 2022	Eaton Vance Oregon Municipal Income Fund
October 19, 2022	Eaton Vance South Carolina Municipal Income Fund
October 19, 2022	Eaton Vance Virginia Municipal Income Fund